Exhibit 10.8

MASTER REAL ESTATE LICENSE AGREEMENT

This MASTER REAL ESTATE LICENSE AGREEMENT (this “Agreement”), dated as of September 1, 2022, is entered into by and among each legal entity listed under the heading “Licensor” on the signature pages hereto (each, a “Licensor” and collectively, the “Licensors”), and each legal entity listed under the heading “Licensee” on the signature pages hereto (each, a “Licensee” and collectively, the “Licensees” and, together with the Licensors, the “Parties”).

RECITALS

WHEREAS, 3M Company, a Delaware corporation (the “Company”), Garden SpinCo Corporation, a Delaware corporation and wholly owned Subsidiary of the Company (“SpinCo”), Neogen Corporation, a Michigan corporation (“Parent”), and Nova RMT Sub Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger dated as of December 13, 2021 (the “Merger Agreement”);

WHEREAS, SpinCo, the Company and Parent entered into a Separation and Distribution Agreement, dated as of December 13, 2021 (the “Separation Agreement” and, together with the Merger Agreement, the “Separation and Merger Agreements”);

WHEREAS, pursuant to the Separation and Merger Agreements, (i) the Company has agreed to transfer, and cause its Subsidiaries to transfer, to SpinCo, and SpinCo has agreed to assume from the Company and its Subsidiaries, the Transferred Assets and the Assumed Liabilities (the “Separation”), (ii) in connection with the transfer of the Transferred Assets to (and the assumption of the Assumed Liabilities by) SpinCo, the Company will distribute all of the issued and outstanding shares of capital stock of SpinCo to certain shareholders of the Company by way of an Exchange Offer followed by any Clean-Up Spin-Off (the “Distribution”), and (iii) shortly following the Distribution, Merger Sub has agreed to merge with and into SpinCo, with SpinCo as the surviving corporation of such merger (the “Merger”), in each case, pursuant to the terms and conditions of the Separation and Merger Agreements;

WHEREAS, this Agreement is a master real estate license agreement that, together with the Summary Sheets, the Parties intend to constitute a Real Estate License Agreement to the extent required for the jurisdictions set forth in Exhibit A hereto;

WHEREAS, this Agreement is a “Transaction Document” pursuant to the Separation and Merger Agreements;

WHEREAS, this Agreement is being entered into by the Parties (a) as a condition to the Closing and (b) to promote the orderly transition of certain operations of the SpinCo Business and to effectuate the orderly consummation of the transactions contemplated under the Separation and Merger Agreements;

WHEREAS, Licensee shall obtain alternate premises suitable for the operation of its business and shall use reasonable commercial efforts to reduce or eliminate its dependency on the Premises as soon as is reasonably practicable; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1          Certain Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Separation and Merger Agreements.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“All Risk” has the meaning set forth in Section 4.2.

“Building” has the meaning set forth on the Summary Sheet.

“Co-Located Equipment Areas” has the meaning set forth in Section 2.1(a).

“Common Areas” has the meaning set forth in Section 2.1(a).

“Covered Taxes” has the meaning set forth in Section 3.3(a).

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, workplace safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act.

“Disclosing Party” has the meaning in Section 7.16(a).

“Dispute” has the meaning set forth in Section 7.9(a).

“Distribution” has the meaning set forth in the recitals.

“Employee Work Spaces” has the meaning set forth on the Summary Sheet.

“Effective Date” has the meaning set forth in Section 6.1.

“Excluded Areas” has the meaning set forth in Section 2.1(b).

“Exit Meeting” has the meaning set forth in Section 6.4.

“Exit Plan” has the meaning set forth in Section 6.4.

“Headcount” has the meaning set forth on the Summary Sheet.

“JAMS” has the meaning set forth in Section 7.9(b).

“Licensee” has the meaning set forth in the introductory paragraph to this Agreement.

“Licensee Indemnitees” has the meaning set forth in Section 5.4.

“Licensee’s Trade Fixtures and Equipment” means the trade fixtures and equipment transferred to Licensee as a result of the transactions contemplated by the Separation and Merger Agreements, together with the Asset Purchase Agreement.

“Licensor” has the meaning set forth in the introductory paragraph to this Agreement.

“Licensor Indemnitees” has the meaning set forth in Section 5.3.

“Licensor’s Fixtures and Personal Property in Premises” has the meaning set forth in Section 2.1(a).

“Losses” has the meaning set forth in Section 2.4.

“Maximum Duration” has the meaning set forth on the Summary Sheet.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Negotiation Period” has the meaning set forth in Section 7.9(a).

“Notice Addresses” has the meaning set forth on the Summary Sheet.

“Office Employee Headcount” has the meaning set forth on the Summary Sheet.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Permitted Uses” has the meaning set forth in Section 2.2.

“Premises” has the meaning set forth on the Summary Sheet.

“Property” has the meaning set forth in Section 2.1(a).

“Receiving Party” has the meaning in Section 7.16(a).

“Real Estate License Agreement” each Summary Sheet is for the specific location stated and should be treated as a separate and distinct agreement with its own terms unless otherwise stated in this Agreement.

“Rules and Regulations” has the meaning set forth in Section 2.2.

“Separation” has the meaning set forth in the recitals.

“Separation Agreement” has the meaning set forth in the recitals.

“Separation and Merger Agreements” has the meaning set forth in the recitals.

“SpinCo” has the meaning set forth in the recitals.

“SpinCo Business” has the meaning set forth in the TSA (as defined in Section 3.2).

“Summary Sheet” has the meaning set forth in Section 1.2.

“Technical Employee Headcount” has the meaning set forth on the Summary Sheet

“Technical Spaces” has the meaning set forth on the Summary Sheet.

Section 1.2          Summary Sheet.   The terms and definitions set forth in the Real Estate License Agreement Summary Sheet (the “Summary Sheet”) shall be incorporated herein.

ARTICLE 2
LICENSE AND PREMISES

Section 2.1          Grant of License.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, Licensor hereby grants to Licensee (i) a non-exclusive license for those employees who are included in the Office Employee Headcount to use and occupy the Employee Work Spaces in a manner consistent with past practices and normal operations of the SpinCo Business (without regard to interim COVID-19 Measures or internal protocols related thereto), (ii) a non-exclusive license for those employees who are included in the Technical Employee Headcount to use and occupy the Technical Spaces, including creative hubs, in a manner consistent with past practices and normal operations of the SpinCo Business (without regard to interim COVID-19 Measures or internal protocols related thereto), (iii) For Brookings, Columbia and Wroclaw ONLY: access on an as-needed basis for visiting design team, marketing team and research & development employees in support of in-flight NPIs, sustaining projects and fix-it projects, so long as such access is consistent with current operations and is in compliance with Local Licensor’s security protocols relating to guests and/or visiting employees, and (iv) a non‑exclusive license to use in common with Licensor (A) the hallways, entry ways, stairs, elevators, driveways, walkways, parking areas, bathrooms, lounges and common areas, conference rooms, cafeteria spaces, loading docks and other special parking areas, and such other areas and facilities in or serving the Building (the “Property”) that are generally needed for access to and use of the Employee Work Spaces and/or the Technical Spaces or in a manner consistent with past practices and normal operations of the SpinCo Business (without regard to interim COVID-19 Measures or internal protocols related thereto) (the “Common Areas”), and (B) the areas or rooms in the Building or on the Property (other than the Premises) containing any materials, equipment, machinery, parts, spare parts or tools that Licensee is authorized to use pursuant to Section 2.3 (the “Co‑Located Equipment Areas”) or areas that house Licensee’s Trade Fixtures and Equipment (the “Licensee Equipment Areas”).  Licensee shall have the right to use such of Licensor’s personal property, fixtures, equipment, machinery, parts, spare parts and tools which may be located in or on the Premises, including lab glassware washing locations and related services in the Building (“Licensor’s Fixtures and Personal Property in Premises”) in a manner that is materially consistent with past practices and normal operations of the SpinCo Business (without regard to interim COVID-19 Measures or internal protocols related thereto).  Licensor shall not lease, further license or grant any other possessory right as to the Premises to any Third Party.

(b)          The license granted hereunder shall exclude all areas in the Building or on the Property that are not identified as the Premises, the Common Areas, the Co‑Located Equipment Areas, and the Licensee Equipment Areas (collectively, the “Excluded Areas”).  Licensee shall use commercially reasonable efforts to ensure that its Representatives do not utilize any Excluded Area.  Licensor shall use commercially reasonable efforts to ensure that its Representatives do not utilize the Premises; provided, that Licensor retains the right, at its expense and in its sole discretion and from time to time, to (i) use or access the Premises for repairs and maintenance, in emergency situations, or as reasonably required to access other parts of the Building; or (ii) modify or improve the Premises in a manner that does not reduce the use of the Premises by the SpinCo Business below that previously enjoyed (without regard to interim COVID-19 measures or internal protocols related thereto); provided, further, that, in the case of either of the foregoing events, Licensor shall not (x) unreasonably interfere with Licensee’s business activities and shall use commercially reasonable measures to mitigate any interference, (y) materially change the confidentiality or security considerations associated with the Premises, or (z) materially reduce the area of the Premises allocated to each employee of Licensee (except in connection with a decrease of the License Fee in accordance with Section 3.1).  As a condition to any such access, Licensee may require that a Representative of Licensee accompany Licensor during such access (except in the case of emergency situations where immediate access is needed), and Licensor shall, except in cases of emergency, use commercially reasonable efforts to provide Licensee with at least twenty-four (24) hours prior written notice of such event.

(c)          The Parties acknowledge that the License granted hereunder is intended to facilitate the orderly transition of operations to Licensee.  Neither Licensee nor its Affiliates shall (i) have any rights to expand the rights granted hereunder without the prior written consent of Licensor, which consent shall not be unreasonably withheld, conditioned, or delayed, or (ii) add additional employee headcount within the Premises without the prior written consent of Licensor, which consent shall not be unreasonably withheld, conditioned, or delayed; provided that Licensee shall have the right to propose to Licensor the increase of Office Employee Headcount or Technical Employee Headcount with respect to the Premises on a monthly basis, subject to adjustment of the Licensee Fee pursuant to Section 3.1.
Section 2.2          Use of Premises, Common Areas and Co-Located Equipment Areas.  Licensee’s use of the Premises, the Common Areas, the Co-Located Equipment Areas, and the Licensee Equipment Areas hereunder shall be limited to, and Licensee shall use the Premises, the Common Areas, the Co-Located Equipment Areas, and the Licensee Equipment Areas solely for, the continued operation of the SpinCo Business in a manner consistent with past practices and normal operations of the SpinCo Business (without regard to interim COVID-19 measures or internal protocols related thereto) (the “Permitted Uses”).  Licensee shall, and shall cause each of Licensee’s Representatives who uses the Premises, the Common Areas, the Co-Located Equipment Areas, or the Licensee Equipment Areas to conduct its activities at the Premises, the Common Areas, the Co-Located Equipment Areas, and the Licensee Equipment Areas only in a manner that (a) does not unreasonably interfere with Licensor’s use of the Building, the Property, the Common Areas, the Co-Located Equipment Areas, or the Licensee Equipment Areas, (b) complies with all applicable governmental regulations, laws and orders, including, but not limited to, governmental regulations addressing the safe handling and disposal of hazardous materials (c) abides by the rules and regulations generally applicable at the Building or the Property as they may be amended by Licensor from time to time (provided such amendments are reasonable, generally applicable at the Building or the Property, and would not materially increase Licensee’s obligations or decrease Licensee’s rights hereunder) (the “Rules and Regulations”), and (d) is consistent with the terms of Section 7.16.  If Licensee uses or permits any use of the Premises or other portions of the Building in violation of the Permitted Uses and which in any way increases the rate of fire or liability or any other insurance coverage maintained by Licensor on the Building or its contents, Licensee shall pay to Licensor, within thirty (30) days after demand, said increased insurance costs.

Section 2.3          Use of Equipment.  Upon the terms and subject to the conditions set forth in this Agreement, Licensee shall have the right to access or use all materials, equipment, machinery, parts, spare parts and tools that are located in the Building or on the Property to the extent and in a manner consistent with Licensee’s access or usage thereof in connection with past practices and normal operations of the SpinCo Business (without regard to interim COVID-19 measures or internal protocols related thereto); provided, however, that in the event Licensee’s access to or use of such equipment, machinery, parts, spare parts or tools is otherwise subject to the terms of another Transaction Document (including Licensee’s access to or use of any information technology equipment or hardware which may be subject to the terms of the Transition Services Agreement and Schedule 1 and Annex A thereto), the terms of such other Transaction Document shall control such access or use by Licensee. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not modify or change any right of Licensee to such access or use as may be provided under such other Transaction Document.

Section 2.4          Security.  Licensee understands and acknowledges that in some circumstances there may not be a demising wall or other physical barrier to delineate the Premises from the Common Areas and Excluded Areas or to physically prevent Licensor’s Representatives from accessing the Premises. Subject to Section 7.16, Licensee accepts any risks associated therewith, provided that (a) Licensor shall not unreasonably interfere with Licensee’s business activities during such access and shall use reasonable measures to mitigate any interference by its Representatives, (b) Licensor shall have no obligation to provide any security service to the Premises beyond the security service otherwise performed for the general benefit of the Building or the Property and Licensor shall bear no responsibility for any losses, damages, costs, expenses, awards, judgments, penalties or other Liabilities (“Losses”) of any equipment or property of Licensee or any of its Representatives left unattended or improperly secured within the Building or on the Property (except to the extent resulting from Licensor’s gross negligence, willful misconduct or breach hereunder).

Section 2.5          Utilities.  Licensor shall make (or cause to be made) available to Licensee such utilities and other services that are currently being provided to the Premises, and at the level at which the same is currently being furnished to such area, including without limitation (a) electric current; (b) passenger and freight elevator service; (c) water for ordinary drinking, cleaning and lavatory purposes; (d) heating and air conditioning, (e) calibration services for the fume hoods, and (f) 3M Shop Work Orders providing for the routine maintenance and repair of 3M building infrastructure.  Licensee’s use of electric current shall not exceed the capacity of the existing feeders, risers or wiring installations serving the Premises, and Licensee shall not use any electrical equipment which will overload such installations or interfere with the use thereof by other occupants of the Building.   Utilities (for the purposes of this Section 2.5) shall not include hazardous waste dispose, which shall be addressed in Section 2.9.

Section 2.6          Alterations.  Licensee shall not make any alteration or modification to the Premises without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion for any reason or no reason and may be conditioned upon, among other requirements, Licensee removing such alterations and restoring the Premises to its condition prior to such alterations upon the expiration or the earlier termination of this Agreement.   Licensor’s prior written consent shall not be required for any alteration or modification that either (a) is purely decorative or cosmetic or (b)(i) is non‑structural and (ii) does not adversely affect the value or function of the Premises; provided that Licensor shall retain sole discretion as to whether to require removal of any such alterations or modifications by Licensee upon the expiration or the earlier termination of this Agreement.  In the event that Licensor consents to any alterations or modification in, on or to the Premises, such alterations or modifications shall, at Licensor’s election made in its consent notice, be made by Licensor at Licensee’s sole cost and expense by contractors reasonably approved by Licensor.  Licensee shall reimburse Licensor, within ten (10) days of receipt of an invoice from Licensor (with verification documentation and invoices reasonably supporting such costs), for any costs incurred by Licensor in connection with alterations or modifications made to the Premises in accordance with this Section 2.6 or in repairing any damage to the Premises, the Building or any personal property, fixtures or equipment of Licensor which may be therein or thereon resulting from the acts or omissions of Licensee, its Representatives or their respective contractors, or as a result of a breach of this Agreement by Licensee. On the first day following the Closing Date, Licensor shall not change the Employee Work Space of any employee of the SpinCo Business and shall use commercially reasonable efforts to limit changes to such Employee Work Spaces during the term of this Agreement other than changes made by the Company in the ordinary course of business.

Section 2.7          Maintenance of Premises.  Licensee shall (a) keep and maintain the Premises and any Licensor’s Fixtures and Personal Property in the Premises in properly functioning, safe, orderly and sanitary condition, ordinary wear and tear excepted, and (b) permit no physical waste of or damage to the Premises or any Licensor’s Fixtures and Personal Property in the Premises.  Notwithstanding the foregoing, Licensee shall not be obligated to keep any of Licensor’s Fixtures and Personal Property in Premises in a condition better than the conditions of such Licensor’s Fixtures and Personal Property in Premises as of the Closing Date or to make any structural repairs or repair damage when caused by damage from the elements, fire or other casualty to the Premises or from the negligence or wrongful acts of Licensor or a landlord, or their respective agents, employees, sublessees or licensees (other than Licensee).  Licensee shall not be liable for any loss of, or damage to, any Licensor’s Fixtures and Personal Property in Premises caused by any condemnation or casualty.

Subject to the foregoing, Licensor shall perform all repairs and maintenance as are necessary to keep the Building and all building systems (HVAC, plumbing, structural systems, roof, etc.) in good operating condition.

LICENSOR SPECIFICALLY DISCLAIMS ANY OBLIGATION TO REPAIR, MAINTAIN, CALIBRATE, ADJUST OR TEST ANY EQUIPMENT THAT IS LOCATED WITHIN THE PREMISES, BUT IS OWNED BY THE LICENSEE (INCLUDING, BUT NOT LIMITED TO PERSONAL PROPERTY, TRADE FIXTURES OR EQUIPMENT THAT TRANSFERRED TO LICENSEE/BUYER PURSUANT TO THE SEPARATION AND MERGER AGREEMENTS).

Section 2.8          Janitorial and Trash Removal Services. All trash removal services shall be performed in accordance with work schedules reasonably established by Licensor in a manner consistent with past practices and normal operations (without regard to interim COVID-19 measures or internal protocols related thereto), unless otherwise mutually agreed by the Parties in writing.

Section 2.9          Hazardous Waste Disposal.  Licensee shall be responsible for handling and disposal of waste and materials generated by Licensee’s operations at the Premises; provided, however, that Licensor shall provide hazardous waste proposal services to Licensee solely with respect to for Shanghai, China, Beijing, China, Dongtan, Korea, and Sagamihara, Japan as required by applicable law. All hazardous waste handling and disposal shall be performed in accordance with applicable law and 3M safety guidelines.

Section 2.10          Telecommunications Services.  Licensee acknowledges and agrees that (a) except to the extent required by the Transition Services Agreement, Licensor shall have no obligation to provide to Licensee any telecommunications services (including telephone, internet or printing services) at the Premises, the Building or the Property and (b) Licensee shall not install any additional information technology infrastructure (including cabling or data centers) at the Premises, the Building or the Property, nor will Licensee modify any information technology infrastructure at the Premises, the Building or the Property unless Licensee shall have received Licensor’s prior written consent, which consent may be withheld or granted in Licensor’s sole discretion, with respect to such proposed installation or modification.

Section 2.11          No Signage.  Licensee shall not place, display, hang, affix or otherwise attach any signs to the Premises or Building.

Section 2.12          Compliance with Applicable Laws.  Licensee shall comply with all Laws applicable to its use of the Premises.  Licensee and Licensor shall promptly notify the other if Licensee or Licensor, as the case may be, receives any notice, either written or oral, from any Governmental Authority or insurance carrier relating to Licensee’s use of the Premises.  In no event shall Licensee be obligated to perform any alterations to the Building in order to comply with any Law.

Licensee agrees it shall secure for itself, to the extent possible and feasible, all permits, licenses or similar authorizations (“Environmental Authorization” or “Environmental Authorizations,” as appropriate) required under applicable federal, state or local environmental laws, statutes, rules, or ordinances (“Environmental Law”) that are necessary to Licensee’s operations at the Premises or within the Building.

Section 2.13          COVID-19 Considerations.  Licensee agrees to abide by and follow all reasonable health and safety rules and guidelines enacted by Licensor in response to COVID-19 and generally applicable within the Building.  Notwithstanding the foregoing, all rules and guidelines enacted by Licensor shall be presumed reasonable so long as they: (a) are applicable to both Licensor and Licensee’s employees working within the Building; and (b) are consistent with COVID-19 Measures.

Licensor shall have the discretion to temporarily close the Building to general employees as a response measure to COVID-19 and Licensee hereby agrees to comply with such closure.   In the event of closure, Licensor and Licensee shall make reasonable efforts to coordinate limited access to the Premises, the Common Areas, the Co‑Located Equipment Areas, or the Licensee Equipment Areas for retrieval of personal property, to the extent that access is reasonably necessary to the continued operation of the SpinCo Business and so long as such efforts are consistent with COVID-19 Measures.   Licensee shall continue to pay the License Fee (as set forth in Section 3.1) during any such period of closure or limited access due to COVID-19.

ARTICLE 3
LICENSE FEE

Section 3.1          License Fee.  The License Fee shall be as set forth in Paragraph 3 of the Summary Sheet.  In the event of a reduction in Licensee’s Office Employee Headcount or Technical Employee Headcount during the Initial Term, Licensee shall notify Licensor in writing of such reduction and the Licensee Fee shall be reduced accordingly. In the event of an increase in Licensee’s Office Employee Headcount or Technical Employee Headcount during the Initial Term, following receipt of Licensor’s prior written consent in accordance with Section 2.1(c), the Licensee Fee shall be increased accordingly. Upon the expiration of the TSA, Licensor shall send a monthly invoice of charges to Licensee and Licensee shall remit payment via electronic funds transfer by the first day of each calendar month of the term; provided that the last such payment due hereunder shall be paid on the last day of the term, and that obligation shall survive.

Section 3.2          Payment of License Fee via Settlement Statement.  Licensor shall include amounts payable by Licensee under this Agreement in the relevant monthly Settlement Statements issued to Licensee (or its applicable Affiliate) pursuant to Section 3.3(a) of the Transition Services Agreement (the “TSA”), and payment of any such amounts shall be made pursuant to Section 3.3(a) of the TSA.

Section 3.3          Taxes.

(a)          The amounts set forth herein with respect to fees, charges, expenses and other amounts due hereunder are exclusive of all applicable sales, use, value-added, transfer, goods and services or other similar taxes, duties, levies, or fees in the nature of a tax, including interest and penalties imposed by a Governmental Authority, that Licensor may be required to collect from Licensee in connection with Licensor’s performance hereunder or that may be payable as a result of these transactions (“Covered Taxes”).  Licensee shall be responsible for and pay any Covered Taxes imposed as a result of the transactions contemplated by this Agreement or imposed on it with respect to the payments due to Licensor hereunder.  Notwithstanding the above, if Licensor is required by applicable Law or order to collect or pay Covered Taxes, Licensor shall either collect such Covered Taxes from Licensee by collecting such Covered Taxes in the Settlement Statement for the applicable month or, if the underlying transaction that gives rise to the Covered Taxes is not addressed in the Settlement Statement, then such Covered Taxes shall be collected in a similar manner to the payment related to the underlying transaction.  Licensor shall not collect any Covered Taxes for which Licensee furnishes a valid and properly completed exemption certificate or other proof of exemption for which Licensee may legally claim an available exemption from such Covered Tax.  Licensee shall be responsible for any Covered Tax, interest and penalty if such exemption certificate or other form of proof of exemption is disallowed by the Taxing Authority.

(b)          Except for any Covered Taxes pursuant to Section 3.3(a), the Parties shall make all payments to one another free and clear of, and without deduction or withholding for any other Taxes unless required to deduct or withhold by applicable Law or order.  In the event that a Party is required to deduct or withhold Taxes (other than Covered Taxes) in connection with any payments to the other Party pursuant to this Agreement, then such Party shall duly withhold and remit such Taxes to the appropriate Governmental Authority and shall pay to the other Party the remaining net amount after the Taxes have been withheld as reflected in the Settlement Statement for the applicable month.  Such Party shall, as soon as reasonably practicable, furnish to the other Party a copy of an official tax receipt or other appropriate evidence of any taxes imposed on payments made hereunder.  Each Party shall provide to the other Party any certification reasonably necessary to certify a Party’s eligibility (if any) for exemption or reduction of withholding or to certify a Party’s status under the Foreign Account Tax Compliance Act, if applicable.

ARTICLE 4
INSURANCE

Section 4.1  Licensee’s Insurance.  Licensee shall be responsible, at its own cost and expense, to obtain and maintain any insurance it desires on any equipment, machinery, parts, spare parts, tools or any other personal property of Licensee or any of its Representatives, to the extent that such property is located at the Premises or in the Building.  Licensee shall obtain and maintain (a) commercial general liability insurance with a policy limit of at least $2,000,000.00 (or an equivalent amount in local currency) and (b) employer’s liability and workers’ compensation insurance as required by applicable Law.

Section 4.2  Licensor’s Insurance.  Licensor shall maintain or cause to be maintained All Risk also known as Special Form Property insurance (hereinafter referred to as “All Risk”) in respect of the Building and other improvements on the land normally covered by such insurance (except for the property the Licensee is required to cover with insurance under this Agreement) for the benefit of Licensor and other parties Licensor may from time to time designate, as their interests may appear.  The All Risk insurance will be on a full replacement cost basis and not less than the amount sufficient to avoid the effect of the co‑insurance provisions of the applicable policy or policies.  Licensor shall also maintain (a) commercial general liability insurance with a policy limit of at least $2,000,000.00 (or an equivalent amount in local currency) and (b) employer’s liability and workers’ compensation insurance as required by applicable Law.

Section 4.3  Waiver of Subrogation.  Licensor and Licensee, on behalf of themselves and all others claiming under them (including any insurer) waive all claims, demands, or rights of indemnity that either of them may have against the other (including all rights of subrogation) arising out of damage to any property, real or personal, resulting from fire or other casualties, no matter what the cause thereof may be.  The Parties waive their respective rights, as set forth herein, because adequate insurance is to be maintained by each of them to protect themselves against all such casualties and they have obtained or agree to obtain from their insurance carriers appropriate “waiver of subrogation” provisions in all such policies of insurance.  Each Party shall provide the other Party with an endorsement to the casualty coverage confirming such waiver.  Should the waiver come into effect by reason of an act or omission of either Party, the Party benefitting from such waiver shall be responsible for the commercially reasonable deductible amount under the other Party’s insurance policy.  The waiver set forth herein shall not apply to workers compensation claims.

ARTICLE 5
LIMITATION OF LIABILITIES; INDEMNIFICATION

Section 5.1          Limitation of Liabilities.

(a)          (i)          Except in the case of actual and intentional Fraud, gross negligence, or willful misconduct by Licensor or any of its Affiliates, Licensee’s maximum, cumulative and sole remedy, and Licensor’s and its Affiliates’ maximum, cumulative and sole liability (based on breach of warranty, breach of contract, negligence, strict liability in tort or any other legal or equitable theory) to Licensee for all Losses arising out of any performance or non-performance under this Agreement, is limited to an amount not to exceed the aggregate amount paid by Licensee to Licensor with respect to License Fees as of the date of the performance or non-performance from which such Losses arose.  Licensee acknowledges that such amount constitutes fair and reasonable compensation for such Losses.  Notice of any claim for Losses shall be in writing and made reasonably promptly after becoming aware of such claim but in no event later than one (1) month after the date of termination or expiration of this Agreement and such claim must specify the Losses amount claimed and a reasonable description of the action giving rise to the claim.  Notwithstanding anything in this Agreement to the contrary, in no event shall Licensor be liable for Losses under this Agreement to the extent such Losses were the result of Licensee’s (i) breach of this Agreement or (ii) manner of operating or conducting the SpinCo Business (including the operations or systems of the SpinCo Business) if operated or conducted materially differently than the manner in which the SpinCo Business was operated or conducted immediately prior to the Closing Date.  The limitations set forth in this Section 5.1(a) shall not apply in respect of such Losses that result from any breach by Licensor or its Affiliates of Section 7.16.

(ii)          Except in the case of Fraud, gross negligence, or willful misconduct by Licensee’s or any of its Affiliates, Licensor’s maximum, cumulative and sole remedy, and Licensee’s and its Affiliates’ maximum, cumulative and sole liability (based on breach of warranty, breach of contract, negligence, strict liability in tort or any other legal or equitable theory) to Licensor for all Losses arising out of any performance or non-performance under this Agreement, is limited to an amount not to exceed the aggregate amount paid by Licensee to Licensor with respect to License Fees as of the date of the performance or non-performance from which such Losses arose.  Licensor acknowledges that such amount constitutes fair and reasonable compensation for such Losses.  Notice of any claim for Losses shall be in writing and made reasonably promptly after becoming aware of such claim but in no event later than one (1) month after the date of termination or expiration of this Agreement and such claim must specify the Losses amount claimed (to the extent then known) and a reasonable description of the action giving rise to the claim.  Notwithstanding anything in this Agreement to the contrary, in no event shall Licensee be liable for Losses under this Agreement to the extent such Losses were the result of Licensor’s (A) breach of this Agreement or (B) manner of operating or conducting the SpinCo Business (including the operations or systems of the SpinCo Business) if operated or conducted materially differently than the manner in which it was operated or conducted immediately prior to the Closing Date.  The limitations set forth in this Section 5.1(a) shall not apply in respect of such Losses that result from any breach by Licensee or its Affiliates of Section 7.16.

(b)          No Party nor any of their respective Affiliates shall be liable in connection with this Agreement for any Losses that are punitive, incidental, consequential, special or indirect or not reasonably foreseeable, including any loss of future revenue, profits, income, or anticipated savings, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, diminution of value and any Losses based on any type of multiple.  The limitation of this Section 5.1(b) applies regardless of whether the Losses are based on breach of warranty, breach of contract, negligence, strict liability in tort, or any other legal or equitable theory, but shall not apply in respect of such Losses that (i) result from that Party’s breach of Section 7.16, or (ii) are payable to a non-Affiliated third party by a Party pursuant to an obligation to indemnify under Section 5.3 or Section 5.4, as applicable.

(c)          Notwithstanding anything in this Agreement to the contrary, Licensor shall not be liable to Licensee or any of its Representatives for any Losses caused by or resulting from any temporary variation, interruption or failure to provide any service or utility that is required to be provided by Licensor pursuant to this Agreement; provided that such interruption is not caused by Licensor’s gross negligence or intentional misconduct.

(d)          Licensee’s use of the Premises shall be at its own risk and expense and, in granting the license afforded by this Agreement, Licensor assumes no responsibility or liability whatsoever to any person, including Licensee, for any injury, including death, or property damage caused by, attributable to or resulting from Licensee’s acts, omissions or use of the Premises, unless caused by the gross negligence or willful misconduct of Licensor.

(e)          Licensor and Licensee hereby release each other and their respective Representatives from any claims for damage or injury to their respective real and personal property in, on or about the Premises that are caused by or resulting from any risk actually insured against (or required to be insured against hereunder) under the All Risk insurance.

Section 5.2          Disclaimer of Warranties.  LICENSEE AGREES TO ACCEPT THE PREMISES ON AN “AS IS” BASIS AND ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 2 OF THIS AGREEMENT, LICENSOR HAS MADE NO WARRANTY HEREIN, EXPRESS OR IMPLIED, AS TO THE MAINTENANCE OR REPAIR OF THE PREMISES, THE COMMON AREAS, THE CO‑LOCATED EQUIPMENT AREAS, THE LICENSEE EQUIPMENT AREAS, THE BUILDING OR THE PROPERTY NOR HAS IT MADE ANY PROMISE TO ALTER, REMODEL OR IMPROVE THE PREMISES, THE COMMON AREAS, THE CO‑LOCATED EQUIPMENT AREAS, THE LICENSEE EQUIPMENT AREAS, THE BUILDING OR THE PROPERTY.  EXCEPT AS OTHERWISE PROVIDED IN THE SEPARATION AND MERGER AGREEMENTS, LICENSOR HEREBY DISCLAIMS ANY WARRANTIES OF ANY KIND WITH RESPECT TO THE NATURE, CONDITION OR QUALITY OF THE PREMISES OR THE RESULTS THAT WILL BE OBTAINED BY USING THE PREMISES, THE COMMON AREAS, THE CO‑LOCATED EQUIPMENT AREAS, THE LICENSEE EQUIPMENT AREAS, THE BUILDING OR THE PROPERTY.  LICENSEE EXPRESSLY AFFIRMS THAT, EXCEPT FOR ANY REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN THE SEPARATION AND MERGER AGREEMENTS, IT IS NOT RELYING ON ANY WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, OF LICENSOR OR ITS AFFILIATES IN ENTERING INTO THIS AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE DISCLAIMERS IN THIS SECTION 5.2.

Section 5.3          Indemnification by Licensee.  Licensee shall indemnify, defend and hold harmless Licensor, each its equityholders, members, partners, agents, representatives, directors, officers and employees (collectively, the “Licensor Indemnitees”) from and against, and shall pay and reimburse each of the Licensor Indemnitees for, any and all Losses incurred or sustained by, or imposed upon, the Licensor Indemnitees to the extent arising out of claims made or threatened by non‑Affiliated third parties arising from, out of, or in connection with, any property damage or bodily harm arising in connection with (a) the use or occupancy of the Premises by Licensee or any of its Representatives, or any act, omission, activity, work or other thing done, permitted or suffered by Licensee or its Representatives in or about the Premises or Building, except to the extent caused by the gross negligence or willful misconduct of a Licensor Indemnitee, or (b) any breach or default in the performance of any obligation on Licensee’s part to be performed under the terms of this Agreement.

Section 5.4          Indemnification Procedures.

(a)          All claims for indemnification pursuant to Section 5.3 shall be made in accordance with the indemnification procedures set forth in Article 6 of the Separation Agreement; provided, however, that Article 6 of the Separation Agreement is referenced here solely for the purpose of providing procedures for making claims for indemnification under this Agreement and no substantive limitations on the nature, scope, or amount of indemnification stated expressly or by implication, or incorporated by reference, in Article 6  of the Separation Agreement shall apply to claims for indemnification pursuant to Section 5.3.  The nature, scope, and amount of any indemnification pursuant to Section 5.3 shall be determined solely by reference to Section 5.3, as applicable, and the terms of this Agreement.

(b)          No right of indemnification shall exist under this Agreement with respect to matters for which indemnification may reasonably be claimed under the Separation Agreement, it being the intent of the Parties that claims that are addressed under the Separation Agreement shall be governed solely by the Separation Agreement , as applicable.  No right of indemnification shall exist under the Separation Agreement for claims arising out of or relating to this Agreement, it being the intent of the Parties that claims shall be governed solely by the provisions of this Agreement.  Notwithstanding the foregoing, no claim for indemnification under this Agreement shall be denied solely based on the preceding two sentences if such claim was initially bought under the Separation Agreement and denied because the subject matter of such claim was reasonably believed to be covered under the indemnification provisions of this Agreement.

ARTICLE 6
TERM AND TERMINATION

Section 6.1          Term.  This Agreement shall become effective on the Closing Date and, unless terminated earlier pursuant to Section 6.2, shall continue on a month‑to‑month basis, except that in no event shall the term of this Agreement exceed the Maximum Duration from the Effective Date unless an extension to the term is agreed by the Licensor; provided that in the event that the Closing Date is not the same day as the first calendar day of the month in which the Closing occurs (the “Effective Date”), this Agreement shall be deemed effective as of the Effective Date for tax, accounting and Settlement Statement purposes.  In the event the TSA is terminated prior to the expiration date set forth therein due to a breach by Licensee (as defined in the TSA), this Agreement shall immediately terminate therewith.

Section 6.2          Termination.  This Agreement may be terminated at any time:

(a)          by the mutual written consent of Licensor and Licensee;

(b)          by either Party for a material breach of this Agreement by the other Party that is not cured within thirty (30) days after written notice delivered to such other Party by the terminating Party; or

(c)          by Licensee upon thirty (30) days’ prior written notice delivered to Licensor.

Section 6.3          Licensee’s Obligations on Termination.  Upon the expiration or termination of this Agreement, Licensee shall surrender the Premises and all the Licensor’s Fixtures and Personal Property in Premises therein with all improvements in substantially the same order and condition as they were as of the Closing Date (except for any reasonable wear, tear or casualty damage) and to which Licensor consented to the extent required under Section 2.6 and the removal of which from the Premises and Building is not required by Licensor in accordance with Section 2.6).  In addition, upon the expiration or termination of this Agreement, Licensee shall, without expense to Licensor, within ten (10) days of expiration, remove or cause to be removed from the Premises:  (a) all debris and rubbish caused or created by Licensee or its employees, agents or invitees; and (b) any cabling and any and all furniture, fixtures, equipment, in each case installed by Licensee; and (c) other articles of personal property of Licensee in the Premises.  Licensee shall, at Licensee’s sole cost and expense, repair all damage or injury that may occur to the Premises or the Building caused by Licensee’s removal of such items and shall restore the Premises and Building to their condition immediately prior to such removal.  If any of Licensee’s equipment, or other personal property is not removed from the Premises and Building by Licensee within ten (10) days after the expiration or the earlier termination of this Agreement, then Licensor may keep, remove, discard, dispose of, or store the same at Licensee’s cost and expense, without any liability whatsoever to Licensor.

With respect to Licensee’s removal of Licensee’s Trade Fixtures and Equipment:  Licensee and/or Licensee’s contractors shall (i) remove all of Licensee’s Trade Fixtures and Equipment and dissemble as needed to make same ready for transport, (ii) restore the areas of the Building in which Licensee’s Trade Fixtures and Equipment were located to a broom clean condition including: (x) safely capping supply and discharge lines (electrical, liquids, gas, etc.) to the logical distribution or junction points, and (y) repairing any damage or holes to concrete, flowing, walls or ceilings, or other parts of the Building resulting from the removal of Licensee’s Trade Fixtures and Equipment. Licensee shall be responsible for paying all other expenses associated with the removal and transportation of Licensee’s Trade Fixtures and Equipment.  Licensor and Licensee shall cooperate to define the exact timing for the removal of Licensee’s Trade Fixtures and Equipment; provided, such removal and transportation shall be completed within thirty (30) days following the date of expiration or termination of this Agreement.  Licensor agrees, from and after the date of such expiration or termination, to provide, or cause its relevant Subsidiaries to provide, Licensee, its agents and employees access to those areas of the Premises housing Licensee’s Trade Fixtures and Equipment during reasonable business hours and upon reasonable notice for the purposes of facilitating the removal and transportation of the Licensee’s Trade Fixtures and Equipment.  During any such period, Licensee’s insurance and indemnity obligations hereunder shall continue.

If any of Licensee’s equipment, personal property or Licensee’s Trade Fixtures and Equipment are not removed from the Premises and Building by Licensee within the time periods set forth in this Section 6.3 above, then Licensor may keep, remove, discard, dispose of, or store the same at Licensee’s cost and expense, without any liability whatsoever to Licensor, and Licensee shall reimburse Licensor for those costs promptly upon demand.

Section 6.4.          Additional Requirements for Exit/Termination of Technical Spaces.    No later than fifteen (15) days prior to the exit of Technical Space by Licensee, Licensee and Licensor (through their designees) shall meet to discuss and agree upon exit procedures (the “Exit Meeting”).    In advance of the Exit Meeting,  Licensor agrees to disclose the location, quantities and types of Hazardous Substances stored on the Premises, and to provide a proposal for safe removal, transportation, cleaning and/or disposal of such Hazardous Substances (the “Exit Plan”), which shall be subject to Licensee’s approval, in its reasonable discretion.    In the event that Licensee fails to obtain an approved Exit Plan or fails to exit the Technical Space in accordance with the approved Exit Plan, then Licensor shall take such action as Licensor deems reasonably necessary to ensure that Hazardous Substances are safely removed, transported, cleaned, and disposed of at Licensee’s sole cost and expense, without any liability whatsoever to Licensor, and Licensee shall reimburse Licensor for those costs promptly upon demand.

Section 6.5          Effect of Termination.  Upon termination of this Agreement pursuant to Section 6.2, this Agreement shall forthwith become null and void; provided that the provisions of Article 3, Section 4.3, Article 5, Section 6.3, Section 6.4 and Article 7 shall survive the termination of this Agreement and shall remain valid and binding obligations of the Parties in accordance with their terms.

ARTICLE 7
MISCELLANEOUS

Section 7.1          Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses incurred, including fees and disbursements of counsel, financial advisors, accountants and consultants, in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses; provided, however, that in the event this Agreement is terminated or expires in accordance with its terms, the obligations of each Party to bear its own costs and expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other Party prior to such termination or expiration.

Section 7.2          Notices.  All notices or other communications to be delivered in connection with this Agreement shall be in writing (including by e-mail, provided, that e-mail shall not constitute notice for any purpose hereunder) and shall be deemed to have been properly delivered, given and received (a) on the date of delivery if delivered by hand during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, (b) on the date of successful transmission if sent via facsimile during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, or (c) on the date of receipt by the addressee if sent (i) by a nationally recognized overnight courier or (ii) by registered or certified mail, return receipt requested, and if received on a Business Day, and otherwise on the next Business Day.  Such notices or other communications must be sent to each respective Party at the Notice Addresses set forth on the Summary Sheet (or at such other notice address as shall be specified by a Party in a notice given in accordance with this Section 7.2).

Section 7.3          Entire Agreement.  This Agreement (including the Summary Sheet), the Separation and Merger Agreements, the other Transaction Documents and any other agreements, instruments or documents being or to be executed and delivered by a Party or any of its Affiliates pursuant to or in connection with this Agreement constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all other prior representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.4          Amendment.  This Agreement (including the Summary Sheet) shall not be amended, modified or supplemented except by an instrument in writing specifically designated as an amendment hereto and executed by each of the Parties.

Section 7.5          Waivers.  Either Party may, at any time, (a) extend the time for the performance of any of the obligations or other acts of the other Party or (b) waive compliance by the other Party with any of the agreements or conditions contained herein.  No waiver by any Party of any of the provisions hereof shall be effective unless expressly set forth in a written instrument executed and delivered by the Party so waiving.  No waiver by any Party of any breach of this Agreement shall operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written waiver.  Neither any course of conduct or failure or delay of any Party in exercising or enforcing any right, remedy or power hereunder shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power.

Section 7.6          Severability.  If any term or provision of this Agreement is invalid, illegal or incapable of being enforced in any situation or in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other term or provision hereof or the offending term or provision in any other situation or any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party.  Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible under applicable Law.

Section 7.7          No Third Party Beneficiaries.  Except to the extent provided in Section 5.3 and Section 5.4 (in each case, the provisions of which shall inure to the benefit of the Persons referenced therein as third party beneficiaries of such provisions, including as applicable, Licensor Indemnitees and Licensee Indemnitees), this Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.  This Agreement may be amended or terminated, and any provision of this Agreement may be waived, in accordance with the terms hereof without the consent of any Person other than the Parties.

Section 7.8          Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, directly or indirectly, by operation of Law or otherwise (including by merger, contribution, spin-off or otherwise), by either Party without the prior written consent of the other Party, and any purported assignment or delegation in contravention of this Section 7.8, and any further license by Licensee of the use of the Premises or permission to occupy any part thereof by any Person other than Licensee’s Representatives, shall be null and void and of no force and effect.  Notwithstanding the preceding sentence, either Party may, without the prior written consent of the other Party, assign its rights under this Agreement, in whole or in part, to one or more of its Subsidiaries upon prior written notice to the other Party; provided, however, that no such assignment shall relieve such assigning Party of its obligations hereunder; provided, further, that if any such assignment increases the Taxes borne by Licensor, Licensee shall indemnify, defend and hold harmless the Licensor Indemnitees from and against, and shall pay and reimburse each of the Licensor Indemnitees for, such increases and any and all Losses, incurred or sustained by, or imposed upon, the Licensor Indemnitees to the extent arising out of such matter.  Subject to the preceding sentences of this Section 7.8, this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors and permitted assigns.  Notwithstanding anything herein to the contrary, if Licensor shall sell the Property or any part thereof after the Closing Date, Licensor shall cause the purchaser to enter into a contractually binding agreement with Licensee under which such purchaser agrees to recognize Licensee’s rights hereunder.

Section 7.9          Dispute Resolution.

(a)          Any claim, disagreement or dispute between the Parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement (a “Dispute”) shall be resolved in the manner provided in this Section 7.9.  The Parties shall attempt to resolve any Dispute by negotiating in good faith for a period of thirty (30) days after receipt by either Party of a written notice of the Dispute from the other Party (the “Negotiation Period”). The written notice shall identify, with reasonable particularity, each matter or issue that is the subject of the Dispute, a summary of the basis for the Party’s position with respect to each such matter or issue and the relief being requested by the Party.  Subject to Section 7.9(b), no Party shall commence any Legal Proceeding in respect of any Dispute (i) until the expiration of the Negotiation Period; or (ii) if the other Party has refused to participate or has not reasonably participated in the required negotiation process in good faith set forth in this Section 7.9(a).

(b)          Notwithstanding anything to the contrary provided in this Section 7.9, either Party may at any time, in connection with any Dispute, apply for temporary injunctive or other provisional judicial relief pursuant to Section 7.10 if, in such Party’s sole judgment, such action is necessary to avoid irreparable damage or to preserve the status quo until such time as such Dispute is otherwise resolved in accordance with this Section 7.9.  Any such action pursuant to Section 7.10 shall not relieve any Party of its obligation to fully comply with this Section 7.9 promptly following commencement of any such action.

Section 7.10          Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement and all matters arising out of or relating to this Agreement or any of the transactions contemplated hereby, including all rights of the Parties (whether sounding in contract, tort, common or statutory law, equity or otherwise), shall be interpreted, construed and governed by and in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of Delaware.

(b)          Subject to Section 7.9, each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement (or, in the event, but only in the event, that such court does not have subject matter jurisdiction over such Legal Proceeding, the Superior Court of the State of Delaware (Complex Commercial Division)) or if the subject matter jurisdiction over such Legal Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware located in Wilmington, Delaware, (ii) agrees that all claims in respect of any such Legal Proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement (whether in contract, tort, common or statutory law, equity or otherwise) in any other court and (v) agrees that a final, non-appealable judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any Legal Proceeding brought in accordance with this Section 7.10(b).  Each of the Parties agrees that the service of any process, summons, notice or document in connection with any such Legal Proceeding in the manner provided in Section 7.2 or in such other manner as may be permitted by applicable Law, will be valid and sufficient service thereof.

(c)          EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10(c), (iii) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (iv) MAKES THIS WAIVER VOLUNTARILY.

Section 7.11          Exclusive Remedies. Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a Party pursuant to this Agreement shall be deemed cumulative with, and not exclusive of, any other remedy expressly conferred hereby, and the exercise by a Party of any one such remedy will not preclude the exercise of any other such remedy; provided, however, that subject to a Party’s right to bring a claim for material breach of contract against the other Party arising from or related to this Agreement (it being understood that Licensee’s failure to pay License Fees or other charges required to be paid pursuant to this Agreement constitutes a material breach irrespective of amount), such remedies provided to the Parties pursuant to this Agreement will be the sole and exclusive remedies of the Parties with respect to claims or Disputes arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement.  Each of the Parties agrees that, in the event of any breach or threatened breach of any provision of this Agreement by such Party, the other Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches hereof and to specifically enforce the terms and provisions hereof.

Section 7.12          Interpretation; Construction.

(a)          The articles, titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  Except as otherwise indicated, (i) all references in this Agreement to “Articles,” “Sections,” “Recitals,” and “Appendices” (if any) are intended to refer to Articles, Sections, Recitals and Appendices to this Agreement.  The introductory paragraph, Recitals, and Appendices referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  Any capitalized terms used in any Recital or Appendix but not otherwise defined therein shall be defined as set forth in this Agreement unless the context otherwise requires. Neither the making nor the acceptance of this Agreement shall enlarge, restrict or otherwise modify the terms of the Separation and Merger Agreements or constitute a waiver or release by Licensor or Licensee of any liabilities, obligations or commitments imposed upon them by the terms of the Separation and Merger Agreements, including the representations, warranties, covenants, agreements and other provisions of the Separation and Merger Agreements.  Notwithstanding any other provision of this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation and Merger Agreements, the provisions of the Separation and Merger Agreements shall control (unless this Agreement expressly provides otherwise).

(b)          For purposes of this Agreement: (i) ”include,” “includes” or “including” shall be deemed to be followed by “without limitation”; (ii) ”hereof,” “herein,” “hereby,” “hereto” and “hereunder” shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) ”extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”; (iv) ”dollars” and “$” shall mean United States dollars; (v) the singular includes the plural and vice versa; (vi) reference to a gender includes the other gender; (vii) ”any” shall mean “any and all”; (viii) ”or” is used in the inclusive sense of “and/or”; (ix) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented, modified and in effect from time to time in accordance with its terms; and (x) reference to any Law means such Law as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(c)          The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.  The Parties have participated jointly in the negotiation and drafting of this Agreement with the benefit of competent legal representation and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provisions hereof.

Section 7.13          Counterparts and Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement.  A signed copy of this Agreement transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

Section 7.14          Further Assurances.  The Parties shall use good faith efforts to cooperate with each other in all matters contemplated by this Agreement.  Such cooperation shall include (a) exchanging information, (b) performing true‑ups and adjustments and (c) seeking all Consents and Permits necessary to permit each Party to perform its obligations hereunder; provided, however, that no Party shall be required to relinquish or forbear any rights, or incur any out-of-pocket costs, expenses, fees, levies or charges, in connection with obtaining such Consents and Permits.

Section 7.15          Relationship of the Parties.  Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between the Parties hereto.  No Party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other Party.  No Party shall have the power to control the activities and operations of the other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other.  No Party shall have any power or authority to bind or commit the other Party.  No Party shall hold itself out as having any authority or relationship in contravention of this Section 7.15.  No legal title or leasehold in the Premises is created or vested in Licensee by grant of the license afforded by this Agreement.  Licensee’s use of the Premises hereunder shall not ripen into any title or leasehold in and to the Premises, and Licensee shall not make any claim of right, title or leasehold in or to the Premises.  Nothing in this Agreement shall be deemed to create a landlord‑tenant relationship between the Parties.  Licensee acknowledges and agrees that, upon Licensee’s failure to surrender the Premises immediately upon the expiration or earlier termination of this Agreement, Licensee shall be considered a trespasser and Licensor shall have all rights and remedies available at law or in equity.  In addition, Licensee shall be liable for any costs incurred by Licensor in removing Licensee from the Premises, and for any and all other costs, expenses, or damages which Licensor may incur, as a result of Licensee’s failure to timely surrender possession of the Premises to Licensor immediately upon the expiration or earlier termination of this Agreement.

Section 7.16          Confidentiality.

(a)          The Parties acknowledge that in connection with the transactions contemplated by this Agreement, either Party or any of its Affiliates or its or their respective Representatives (such Party, the “Receiving Party”) may obtain access to Confidential Information of the other Party or any of its Affiliates or its or their respective Representatives (such Party, the “Disclosing Party”).  Except as to Confidential Information exclusively relating to the Transferred Assets or the SpinCo Business that was already known by Licensor, any of its Affiliates, or any of its or their respective Representatives as of the Closing, which information shall be treated in accordance with the terms set forth in Section 7.2 of the Separation Agreement, the Receiving Party shall refrain from (i) using any Confidential Information of the Disclosing Party except for the purpose of providing or supporting the transactions contemplated by this Agreement and (ii) disclosing any Confidential Information of the Disclosing Party to any Person, except to such Receiving Party’s Affiliates and its and their respective Representatives and independent contractors as is reasonably required in connection with the exercise of each Party’s rights and obligations under this Agreement (and only subject to disclosure restrictions consistent with those set forth herein).  In the event that the Receiving Party is required by any applicable Law or order to disclose any such Confidential Information, the Receiving Party shall (A) to the extent permissible by such applicable Law or order, provide the Disclosing Party with prompt and, if practicable, advance, written notice of such requirement, (B) disclose only that information that the Receiving Party determines (with the advice of counsel) is required by such applicable Law or order to be disclosed and (C) use reasonable efforts to preserve the confidentiality of such Confidential Information, including by, at the Disclosing Party’s request, reasonably cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment shall be accorded such Confidential Information (at the Disclosing Party’s sole cost and expense).  With respect to Representatives of Licensee or any of its Affiliates that, prior to the Closing, were Representatives of Licensor or any of its Affiliates, nothing in this Section 7.16 shall vitiate such Representative’s confidentiality obligations owed to Licensor or any of its Affiliates (other than with respect to Confidential Information related exclusively to the SpinCo Business in accordance with the Separation Agreement) as a consequence of such Representative’s former relationship with Licensor or any of its Affiliates.

(b)          The Parties acknowledge that the Premises will not be separately demised within the Building and there will be no physical boundary preventing any Representative of (i) Licensor from entering the Premises or (ii) Licensee from entering the Excluded Areas, each of which will contain Confidential Information of the applicable Party.  Each Party agrees to use commercially reasonable efforts to minimize its exposure to Confidential Information of the other Party and further to minimize the visibility and accessibility of its own Confidential Information within (A) the Premises, the Common Areas, the Co‑Located Equipment Areas, and the Licensee Equipment Areas, with respect to Confidential Information of Licensee or any of its Affiliates, or (B) the Excluded Areas, the Common Areas, and the Co‑Located Equipment Areas, with respect to Confidential Information of Licensor or any of its Affiliates.

Section 7.17          Time is of the Essence.  Time is of the essence of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LICENSORS:

3M COMPANY

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Group President

3M DO BRASIL LTDA.

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M THAILAND LIMITED

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M INDIA LIMITED

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M CHINA LIMITED

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

[Signature Page to Master Real Estate License Agreement]

3M KOREA LIMITED

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M AUSTRALIA PTY LIMITED

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M UNITED KINGDOM PUBLIC LIMITED COMPANY

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M JAPAN LIMITED

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M COLUMBIA S.A.

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

[Signature Page to Master Real Estate License Agreement]

3M DIGITAL SCIENCE COMMUNITY

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M ARGENTINA STOCK COMPANY

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

P.T. 3M INDONESIA

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M ESPANA, S.L.

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M CANADA COMPANY - COMPAGNIE

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

[Signature Page to Master Real Estate License Agreement]

3M MEXICO SOCIEDAD ANONIMA DE CAPITAL VARIABLE

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M PHILLIPINES INC.

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M CHILE S.A.

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

3M WROCLAW SPOLKA Z.O.O.

By:	/s/ Jeffrey Lavers
	Name:	Jeffrey Lavers
	Title:	Attorney-in-fact

[Signature Page to Master Real Estate License Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LICENSEES:

NEOGEN BIO-SCIENTIFIC TECHNOLOGY (SHANGHAI) CO LTD.

By:	/s/ John E. Adent
	Name:	John E. Adent
	Title:	Authorized Signatory

NEOGEN FOOD AND ANIMAL SECURITY (INDIA) PVT, LTD.

By:	/s/ John E. Adent
	Name:	John E. Adent
	Title:	Director

NEOGEN JAPAN KABUSHIKI KAISHA

By:	/s/ Amy M. Rocklin
	Name:	Amy M. Rocklin
	Title:	Representative Director

NEOGEN KOREA LIMITED

By:	/s/ John E. Adent
	Name:	John E. Adent
	Title:	Representative Director

[Signature Page to Master Real Estate License Agreement]

NEOGEN POLAND SP. ZOO

By:	/s/ John E. Adent
	Name:	John E. Adent
	Title:	Management Board Member

NEOGEN AUSTRALASIA PTY LTD.

By:	/s/ John E. Adent
	Name:	John E. Adent
	Title:	Director

By:	/s/ Jason Lily
	Name:	Jason Lily
	Title:	Director

THAI-NEO BIIOTECH CO., LTD

By:	/s/ Jason Lily
	Name:	Jason Lily
	Title:	Authorized Director

NEOGEN IRELAND LIMITED

By:	/s/ John E. Adent
	Name:	John E. Adent
	Title:	Director

By:	/s/ Jason Lily
	Name:	Jason Lily
	Title:	Director

[Signature Page to Master Real Estate License Agreement]

NEOGEN CHILE SPA

By:	/s/ Andres Penez
	Name:	Andres Penez
	Title:	External Legal Consultant

NEOGEN COLOMBIA S.A.S.

By:	/s/ Pierre Belhadj
	Name:	Pierre Belhadj
	Title:	Director

NEOGEN ARGENTINA, S.A.

By:	/s/ Brian Franklin
	Name:	Brian Franklin
	Title:	President

NEOGEN LATINOAMERICA S.A.P.I. DE C.V.

By:	/s/ Pierre Belhadj
	Name:	Pierre Belhadj
	Title:	Legal Representative

GARDEN SPINCO CORPORATION

By:	/s/ Jerry T. Will
	Name:	Jerry T. Will
	Title:	Vice President

[Signature Page to Master Real Estate License Agreement]

GARDEN UK SPINCO LIMITED

By:	/s/ Jerry T. Will
	Name:	Jerry T. Will
	Title:	Director

GARDEN BRASIL LTDA

By:	/s/ Jerry T. Will
	Name:	Jerry T. Will
	Title:	Attorney-in-fact

[Signature Page to Master Real Estate License Agreement]